UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2024, Precigen, Inc. (“Precigen”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, as the representative of the several underwriters named therein (the “Underwriters”), in connection with the underwritten public offering (the “Offering”) of 35,294,118 shares (the “Firm Shares”) of Precigen common stock, no par value (“Common Stock”), at a price to the public of $0.85 per share. Pursuant to the Underwriting Agreement, Precigen granted to the Underwriters the option to purchase up to an additional 5,294,117 shares of Common Stock (together with the Firm Shares, the “Shares”) for a period of 30 days from the date of the Underwriting Agreement.

Net proceeds to Precigen from the offering will be approximately $31.4 million after deducting the underwriting discount and other estimated offering expenses payable by Precigen, such proceeds including the sale of 4,584,821 shares of Common Stock exercised pursuant to the Underwriters’ option to purchase additional shares.

The Offering was made pursuant to Precigen’s shelf registration statement declared effective on January 17, 2024 (Registration No. 333-276337), as supplemented by the final prospectus supplement dated August 7, 2024.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by Precigen, and it provides that Precigen will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

A copy of the legal opinion of Hogan Lovells US LLP, Virginia counsel to Precigen, relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2024, between Precigen, Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: August 9, 2024